UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

United PanAm Financial Corp.
(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

18191 Von Karman Avenue, Suite 300
Irvine, California 92612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, or the Act. Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” “assumes,” “may,” “project,” “will” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management are also forward-looking statements as defined in the Act. Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, United PanAm Financial Corp. (the “Company”) and economic and market factors. Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to a number of factors. The principal factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, changes in the interest rate environment, risks associated with downsizing the Company, and other factors or conditions described under “Part II, Item 1A. Risk Factors” of our last Quarterly Report on Form 10-Q. The Company’s past performance and past or present economic conditions are not indicative of its future performance or of future economic conditions. Undue reliance should not be placed on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time unless required by federal securities law.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 is incorporated by reference herein.

Item 8.01 Other Events

Summary

On August 22, 2008, United PanAm Financial Corp. (the “Company” or “UPFC”) entered into an amendment to its $300 million warehouse facility, which the Company has historically used to fund its automobile finance operations to purchase automobile contracts pending securitization. The amendment continues the revolving nature of the warehouse facility through its previously scheduled maturity of October 16, 2008 and, after that time, provides that the warehouse facility becomes a term loan for an additional one-year term, which amortizes pursuant to a pre-determined schedule, providing that the Company will pay all amounts owed under the warehouse facility by October 2009. The August 22, 2008 amendment also lowers the aggregate advance amount available under the warehouse facility (and the term loan) to $260 million.

By entering into the August 22, 2008 amendment, the warehouse facility lenders have approved the July 25, 2008 appointment of James Vagim as UPFC’s chief executive officer and have removed the requirement that, within certain specified time periods, the Company access the securitization markets to reduce amounts owed under the warehouse facility. The Company had previously disclosed in a Current Report on Form 8-K filed on July 31, 2008 that Mr. Vagim’s appointment required the approval of the warehouse lenders.

This Current Report on Form 8-K describes the parties to the August 22, 2008 amendment, the market conditions that have impacted the Company prior to entering into the amendment, the Company’s strategy going forward in light of the changes to the warehouse facility, and discusses the status of approvals under the Company’s six securitizations regarding the appointment of Mr. Vagim as UPFC’s chief executive officer.

Parties to the amendment and general terms of the warehouse facility

The amendment was entered into by and among (1) the Company; (2) United Auto Credit Corporation (“UACC”), the Company’s direct, wholly-owned subsidiary; (3) United Auto Business Operations, LLC (“UABO”), the Company’s direct, wholly-owned subsidiary; (4) UPFC Funding Corp. (“UFC”), UACC’s direct, wholly-owned subsidiary; (5) certain participating lenders, including Deutsche Bank AG, New York Branch, (5) CenterOne Financial Services, LLC as backup servicer, and (6) Deutsche Bank Trust Company Americas as administrative/collateral agent and as custodian.

Under the terms of the warehouse facility, the Company’s indirect subsidiary, UFC has historically obtained advances on a revolving basis by issuing notes to the participating lenders and pledging for each advance a portfolio of automobile contracts. UFC purchases the automobile contracts from UACC and UACC services the automobile contracts, which are held by a custodian. UPFC provides an absolute and unconditional and irrevocable guaranty of the full and punctual payment and performance, of certain liabilities, agreements and other obligations of UACC and and UABO in connection with the warehouse facility. Although the warehouse lenders have expressed their intention that UACC continue to service the automobile contracts pledged to the warehouse facility through UACC’s decentralized branches, the warehouse facility, as amended, provides that UACC will act as servicer on a month-to-month basis for the automobile contracts pledged to the warehouse facility. UACC’s servicing rights automatically expire each month, unless extended by the warehouse lenders in their sole and absolute good faith discretion.

Market Conditions Impacting the Company

The asset-backed securities market, along with credit markets in general, have been experiencing unprecedented disruptions, including reduced liquidity and reduced investor demand for asset-backed securities. Since 2004, the Company has developed and implemented a securitization program that involved selling interests in pools of automobile contracts (that were originally pledged under the warehouse facility) to investors through the public issuance of asset-backed securities. The Company has historically used the proceeds from such securitization transactions to periodically reduce amounts owed under the warehouse facility. However, due to the disruptions in the credit markets, the Company’s access to the asset-backed securities market has been reduced and the Company has not accessed the securitization market with a transaction since November 2007. In turn, amounts owed under the warehouse facility have not been reduced with proceeds from a securitization since that time. As of June 30, 2008, the $300 million warehouse facility was drawn to $237.1 million. Prior to being amended, the warehouse facility included a requirement that the Company access the securitization market and reduce amounts owed under the warehouse facility within certain specified time periods. The August 22, 2008 amendment removes this securitization requirement and provides that the warehouse facility becomes a term loan for another year beginning on October 17, 2008 such that the amounts drawn down under the warehouse facility amortize pursuant to a pre-determined schedule.

Strategy Going Forward

As a result of the continued disruptions in the capital markets, including the uncertainty for use of securitizations as a source of financing, as well as the lack of available borrowing capacity under the warehouse facility for an extended period of time, the Company previously determined to downsize its operations and reduce its branch footprint in order to lower expenses and meet required liquidity needs. The Company intends to pursue that same strategy under the warehouse facility, as amended. In addition, the Company has significantly slowed new loan originations in the third quarter of 2008 and will continue this practice during the fourth quarter of 2008 to allow the Company’s outstanding receivables to shrink to a level where the Company’s capital base will be able to finance future originations at the lower advance structures currently available in the market. Management is currently pursuing and evaluating alternative sources of financing and is also considering selling receivables on a whole-loan basis. At this time, there is no assurance the Company will be able to arrange for other types of interim financing or be able to sell receivables on a whole-loan basis.

Status of Securitization Approvals

As was previously disclosed in a Form 8-K filed on July 31, 2008, the Company replaced its chief executive officer as of July 25, 2008. The replacement of UPFC’s chief executive officer required the approval of the warehouse lenders and the various insurance providers that insure UPFC’s six outstanding securitizations. As disclosed above, by entering into the August 22, 2008 amendment to the warehouse facility, the warehouse lenders have approved the appointment of James Vagim as the Company’s chief executive officer.

UPFC is continuing its discussions with the various insurance providers to obtain approval of the appointment of Mr. Vagim as UPFC’s chief executive officer. If Mr. Vagim is not approved, each insurance provider may elect to enforce the various rights and remedies that are governed by the different transaction documents for each securitization. At this time, there is no assurance that UPFC will obtain such approvals.

Filing of the Amended Warehouse Facility Agreement

The foregoing is a summary of the material terms of the warehouse facility, as amended, and does not purport to be complete. The complete amended warehouse facility shall be attached as an exhibit to the Company’s next Quarterly Report on Form 10-Q and, when filed, such agreement shall be incorporated by reference herein. The Company will seek confidential treatment for certain terms of the agreement at the time of filing such Quarterly Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: August 27, 2008	By:	/s/ Arash Khazei
	Name:	Arash Khazei
	Title:	Chief Financial Officer